                         STOCK TRANSFER AGENCY AGREEMENT

     This STOCK TRANSFER  AGENCY  AGREEMENT (the  "Agreement"),  effective as of
September 29, 2005 (the "Effective  Date"),  is between  Tortoise North American
Energy Corporation (the "Company"),  a Maryland corporation,  with its principal office at 10801  Mastin  Boulevard,  Overland  Park  Kansas,  and  Computershare
Investor Services, LLC ("Computershare"),  a Delaware limited liability company, with its principal office at Two North LaSalle Street, Chicago, Illinois.

     WHEREAS,  the Company desires to enter into an agreement with Computershare to provide transfer agent,  registrar and other  administrative  services as set forth in this Agreement and the Schedules and Exhibits attached hereto; and

     WHEREAS, Computershare desires to provide such services to the Company;

     NOW  THEREFORE,  in  consideration  of the  premises  and mutual  covenants contained herein, the parties agree as follows:

1.   DEFINITIONS

     (a) Whenever used in this Agreement,  the following words and phrases shall have the following meanings:

          (i)  "Affiliate"  means,  with respect to any party to this Agreement, any other person or entity  that,  directly or  indirectly,  through one or more intermediaries,  controls,  is controlled  by, or is under common  control with, such party. As used herein,  "control" means the direct or indirect ownership of fifty  percent  (50%) or more of the  outstanding  capital stock or other equity interests having ordinary voting power.

          (ii) "Board" means the Board of Directors of the Company,  and where a committee  thereof is authorized to take action on behalf of the Board, it shall also mean such committee.

          (iii) "Business Day" means any day other than a Saturday, a Sunday, or a day on which the New York Stock  Exchange is authorized or obligated by law or executive order to close.

          (iv) "Officer" means the Company's President,  Senior Vice Presidents,
Vice  Presidents,   Secretary,  Assistant  Secretary,  Treasurer  and  Assistant
Treasurer,  or  any  other  employee  of  the  Company  duly  authorized  (which authorization  shall be certified  by the  Company's  Secretary)  to execute any certificate, instruction, notice or other instrument on behalf of the Company.

          (v) "Out-of-Pocket  Expense" means any expense reasonably  incurred by
Computershare pursuant to this Agreement, including but not limited to the items listed in Schedule B, attached.

          (vi)  "Shares"  mean any or all of each class of the shares of capital stock of the Company  which from  time-to-time  are  authorized or issued by the
Company and identified in a Certificate of the Secretary of the Company.

2.   APPOINTMENT OF COMPUTERSHARE

     (a) The Company  hereby  appoints  Computershare  to perform  the  services described  herein and in the Schedule A attached  hereto (the  "Services"),  and
Computershare hereby accepts such

appointment and agrees to perform the Services on a non-exclusive basis in accordance with the terms hereinafter set forth.

     (b) The initial term of this  Agreement  shall commence as of the Effective
Date,  and shall end on the day that is 1 year from the Effective  Date,  unless otherwise  terminated in accordance  with this Agreement  (the "Initial  Term").
Following  the  Initial  Term,  this  Agreement  shall  automatically  renew for additional 1 year periods (each a "Renewal Term"),  unless either party provides written  notice to the other  party not less than  sixty  (60) days prior to the expiration of such period of its election not to renew the Agreement.

     (c) The Company shall pay Computershare for the Services in accordance with the fees set forth on Schedule B (the  "Fees").  The Company  agrees that,  upon notice to the  Company,  the Fees may be modified  from time to time;  provided, however,  that such Fees  shall not be  modified  during  the first year of this
Agreement.

     (d) The Company shall deliver  immediately to  Computershare  the following documents,  each of which  shall be  certified  by the  Company's  Secretary  or
Assistant Secretary:

          (i) A Board  resolution in the form attached as Exhibit I in which the
Company appoints Computershare to serve in the designated capacity;

          (ii) A Corporate  Information Schedule in the form attached as Exhibit
II and any amendments thereof;

          (iii) A copy of the Company's  Articles of Incorporation,  by-laws and any amendments thereto;

          (iv) A list of the  Officers  authorized  to provide  instructions  to
Computershare,  with specimen  signatures  of such  Officers and any  amendments thereto;

          (v)  Specimen  certificate  text for each  class  of  Shares  and high resolution graphic files of the company seal and each officer's signature on the stock certificate;

          (vi) Any final listing  application  for additional  amounts of listed securities;

          (vii) Any registration statement relating to the Company's securities;
and

          (viii) Any other information reasonably requested from time to time.

     (e)  Computershare  shall adopt as part of its records all lists of holders of record of the Company's Shares, books, documents,  and records that have been employed by any former agent of the Company for the  maintenance  of the ledgers for the Shares;  provided,  however,  such  ledger is  certified  as  authentic, complete and correct by an Officer or the Company's former transfer agent.  Such records shall include,  among other things, a complete list of certificates upon which  stop  transfer  orders  have been  placed,  the name and  address of each shareholder  of record of such  certificate,  the number of shares  held by each such shareholder and the date of issuance of each such certificate.

     (f) The Company shall promptly notify Computershare in writing as to:

          (i) the existence or termination of any  restrictions  on the transfer of any Shares;

          (ii) the  application or removal of a legend  restricting the transfer of any certificate;

          (iii) the substitution of a Share certificate without such legend with a Share certificate bearing a legend restricting such Share's transfer;

          (iv)  any  authorized  but  unissued   Shares  reserved  for  specific
purposes;

          (v) outstanding  shares that are exchangeable for Shares and the basis for exchange;

          (vi) instructions regarding, among other things, dividends for foreign holders; and

          (vii)  the  requirement  for a stop  transfer  order to  attach to any
Shares  or for any  other  notation  or  transfer  restriction  to attach to any
Shares.

3.   ISSUANCE AND TRANSFER OF SHARES

     (a) Except  where a stop  transfer  order has been  entered for an account,
Computershare  shall  transfer,  pursuant  to its normal  operating  procedures,
Shares  upon:  (i) the  presentation  to  Computershare  of  Share  certificates properly  endorsed for transfer if such shares are in certificate  form; or (ii)
upon the presentation to Computershare of stock transfer  instructions  properly endorsed if Shares are in uncertificated form. Such endorsed Shares and transfer instructions shall be accompanied by such documents as are reasonably  necessary to  evidence  the  authority  of the person  making the  transfer,  and  bearing satisfactory  evidence of the payment of  applicable  stock  transfer  taxes and subject to such additional requirements as may be required by Computershare from time to time.  With  respect  to any  transfer,  Computershare  will  require  a medallion  guarantee of signature by a bank,  trust  company or other  financial institution  that is a  qualified  member of the  Medallion  Guarantee  Program.
Computershare  may refuse to  transfer  Shares  until it is  satisfied  that the requested  transfer  is legally  authorized,  and  Computershare  shall incur no liability for its refusal in good faith to make transfers that Computershare, in its sole judgment, deems improper,  unauthorized,  or not in compliance with its procedures.

     (b) With respect to Shares in certificate form,  certificates  representing
Shares that are subject to restrictions on transfer (e.g.,  securities  acquired pursuant to an investment representation, securities held by controlling persons and  securities  subject to  stockholders'  agreements)  shall be stamped with a legend  describing the extent and conditions of the restrictions or referring to the source of such  restrictions.  With  respect  to any  proposed  transfer  of control or exempt securities, Computershare may request a legal opinion from the
Company's counsel, which legal opinion shall be satisfactory to Computershare in its sole discretion, and Computershare assumes no responsibility with respect to the transfer of restricted securities in accordance with such opinion.

     (c)  Computershare is hereby authorized and directed to issue and register, without  notice or approval by the Company,  new Share  certificates  to replace certificates reported lost, stolen, mutilated or destroyed, upon compliance with
Computershare's  policies,  which includes receipt by  Computershare  of: (i) an affidavit of  non-receipt;  and (ii) an open penalty bond of indemnity in a form and substance and from a surety company  satisfactory to Computershare.  In each such case, the  shareholder  shall be solely  responsible for the payment of any premium.

     (d) In the event that a certificate  is, for any reason,  in the possession of Computershare  and has not been claimed by the registered holder or cannot be delivered to the registered  holder through  customary  channels,  Computershare shall continue to hold such  certificate  for the  registered  holder subject to applicable abandoned property regulations or other laws.

     (e) Computershare  shall not be responsible for the payment of any original issue or other  taxes,  fees or imposts  required to be paid by the Company or a purchaser of Shares in connection with the issuance or purchase of any Shares.

4.   DIVIDENDS AND DISTRIBUTIONS

     (a) In the event that the  Company  pays  dividends  to  shareholders,  the
Company and  Computershare  (through  its  Affiliate,  Computershare  Trust Co.,
Inc.), shall proceed as follows and in accordance with Schedule A:

          (i) The  Company  shall  furnish  to  Computershare  a copy of a Board resolution  setting forth the  following:  (A) the date of the  declaration of a dividend or distribution;  (B) the date of dividend accrual or payment;  (C) the record date for the determination as of which  shareholders shall be entitled to payment,  or  accrual;  and  (D) the  amount  per  Share  of  such  dividend  or distribution.

          (ii)  Computershare  shall not be liable for any improper payment made in accordance  with a  certificate,  resolution or instruction of the Company or shareholder.  Furthermore,  Computershare shall in no way be responsible for the determination  of the  rate or form of  dividends  or  distributions  due to the shareholders.

          (iii) At its sole  discretion,  Computershare  is  authorized  to stop payment of any  dividend  payment  check it issues  when such check has not been presented for payment and the payee notifies  Computershare  that such check has not been received, has been lost, stolen or destroyed,  or is unavailable to the payee for any other cause beyond his control.  In such instances,  Computershare is authorized to debit the Company's  checking  account to replace a replacement check.

5.   LIMITATION OF LIABILITY/CONCERNING COMPUTERSHARE

     (a) The  Company  agrees  that  Computershare  shall not be liable  for any action taken or omitted to be taken in connection  with this  Agreement,  except that  Computershare  shall be liable for direct  losses  incurred by the Company arising out of  Computershare's  gross  negligence  or willful  misconduct.  Any liability  of  Computershare  shall be limited to the amount of fees paid by the
Company  to  Computershare  in the  preceding  thirty  six (36)  months  for the
Services,  it being  understood  that the Services  could not be provided to the
Company by  Computershare  at the prices set forth herein  without the foregoing liability  limitation.  The parties  hereto  agree that,  in light of the unique characteristics  of  each  instance  in  which  Services  are  to be  performed,
Computershare makes no representation or warranty that any of the Services shall be performed at any set time or under any deadline,  and Computershare shall not be liable for any change in the market value of any security at any time.  Under no  circumstances  shall  either  party be  liable  for any  special,  indirect, incidental,  punitive  or  consequential  loss or damage of any kind  whatsoever
(including,  but not  limited  to,  lost  profits),  even if such party has been advised of the possibility of such loss or damage.

     (b)  Notwithstanding  anything to the contrary,  Computershare shall not be liable in connection with:

          (i) The  legality of the issue,  sale or  transfer of any Shares,  the sufficiency  of the  amount  to be  received  in  connection  therewith,  or the authority of the Company to request such issuance, sale or transfer;

          (ii) The legality of the purchase of any Shares,  the  sufficiency  of the amount to be paid in connection  therewith,  or the authority of the Company to request such purchase;

          (iii) The legality of the  declaration of any dividend by the Company, or the legality of the issue of any Shares in payment of any stock dividend;

          (iv) The  legality  of any  recapitalization  or  readjustment  of the
Shares;

          (v) Acting upon any oral instruction,  writing or document  reasonably believed by Computershare  to be genuine and to have been given,  signed or made by an Officer; and

          (vi) Processing Share  certificates  that it reasonably  believes bear the  proper  manual  or  facsimile  signatures  of an  Officer  and  the  proper counter-signature of Computershare or the prior transfer agent or registrar.

     (c) In providing Services under this Agreement, Computershare may rely upon any listing  applications,  letters, or other written instruments executed by an
Officer and  directed to the  Exchange  and upon any  opinions  submitted to the
Exchange  by counsel for the Company as though  such  letters,  instruments,  or opinions had been addressed or submitted to Computershare  itself,  and with the same rights of indemnification set forth in Section 7 hereof.

     (d) At any time, Computershare may apply to the Company for oral or written instructions with respect to any matter arising in connection with the provision of the Services and Computershare's duties and obligations under this Agreement.
Computershare shall not be liable for any action taken or omitted to be taken by
Computershare in good faith in accordance with such instructions.

     (e)  Computershare  shall maintain:  (i) a record of all Share ownership by the Company's  shareholders of record;  (ii) a record of all Share transactions, including all issuances of Shares, transfers, and Share replacements,  performed by  Computershare  (iii) a record  of all  dividend  activity;  (iv) a record of restrictions  on any Shares of which it has been  informed;  and (v) a record of all other matters relating to the services provided by Computershare  hereunder.
At the Company's expense,  Computershare shall maintain on the Company's behalf, for  safekeeping  or  disposition  by the Company in  accordance  with law, such records,  papers,  Share  certificates  that have been  canceled  in transfer or exchange,  and  other  documents  accumulated  in the  execution  of its  duties
hereunder.   Computershare  may,  in  its  discretion,   return  canceled  Share
certificates  to the Company and the Company  shall be  obligated  to retain the certificates  as  required  by law.  The  records  maintained  by  Computershare pursuant to this paragraph shall be considered to be the property of the Company and shall be made available during normal business hours upon three (3) business days notice to Computershare by an Officer.

     (f)  Computershare  shall  use its  reasonable  efforts  to  safeguard  the inventory of blank stock  certificates  maintained  by  Computershare  and shall maintain  insurance  coverage  protecting  Computershare and its clients against foreseeable  losses,  costs and expenses arising out of the loss or theft of any such certificates.

     (g) In the event of any Officer  that shall have  signed  manually or whose facsimile  signature shall have been affixed to blank Share  certificates  dies, resigns  or  removed  prior  to  issuance  of such  Share  certificates,  unless otherwise  instructed  by  the  Company,  Computershare  may  issue  such  Share certificates  as the Share  certificates  of the  Company  notwithstanding  such death,  resignation  or  removal,  and the  Company  shall  promptly  deliver to
Computershare  such  approvals,  adoptions or ratification as may be required by law.

6.   TERMINATION

     (a) Upon providing written notice,  either party may immediately  terminate this agreement  upon the  occurrence of any of the following:  (i) any breach of any material  provision of this  Agreement  and,  where the breach is capable of remedy,  failure to remedy the breach  within  thirty (30) days after  receiving written notice of such breach; (ii) any breach of any material provision of this agreement that is not capable of remedy;  (iii) any party:  (A) files a petition or otherwise  commences,  authorizes  or  acquiesces  in the  commencement  of a proceeding or cause of action under any bankruptcy,  insolvency,  reorganization or similar  law, or has any such  petition  filed or  commenced  against it; (B)
makes any assignment or general arrangement for the benefit of creditors; or (C)
has a  liquidator,  administrator,  receive,  trustee,  conservator  or  similar official appointed with respect to it or any substantial portion of its property or assets;  or (iv) any failure to make,  when due,  any payment  required to be made under the  Agreement  if such failure is not  remedied  within  thirty (30)
Business Days after written notice.

7.   INDEMNIFICATION

     (a) The Company agrees to defend, indemnify and hold harmless Computershare and its Affiliates and each of their directors,  officers, employees,  attorneys and agents  (collectively,  the  "Indemnified  Parties"),  from and  against all demands, claims, liabilities,  losses, damages, settlements,  awards, judgments, fines, penalties, costs or expenses (including,  without limitation,  reasonable attorneys' fees) (collectively,  "Losses") incurred by Computershare as a result
(directly or  indirectly) of or relating to: (i)  Computershare's  acceptance of this Agreement or provision of Services under this  Agreement;  (ii) any actions taken or not taken by any former agent of the Company; and (iii) the validity of stock issued by the Company,  unless finally  determined by a court of competent jurisdiction  that such Losses have resulted  directly from the gross negligence or willful misconduct of such Indemnified Party.

     (b) This Section 7 shall survive the  termination  of this Agreement or the removal or resignation of Computershare hereunder.

8.   REPRESENTATIONS AND WARRANTIES.

     (a) The  Company  represents  and  warrants  that:  (i) it has full  power, authority  and  capacity to execute and deliver this  Agreement  and perform its obligations  hereunder,  and that this Agreement  constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy,  insolvency, moratorium  or  other  laws  affecting  the  enforcement  of  creditors'  rights generally;  and (ii) the Company is, and shall remain,  in  compliance  with the rules and regulations of the securities exchange or market upon which its Shares are listed (the "Exchange") for the listing of additional shares sufficiently in advance to permit  Computershare,  upon receipt of such authorizations as may be required by the Exchange,  to execute  timely  issuance and delivery as transfer agent and as registrar of certificates representing such additional shares.

     (b) Computershare represents and warrants that it has full power, authority and capacity to execute and deliver this  Agreement and perform its  obligations hereunder,  and that this  Agreement  constitutes  a legal,  valid  and  binding obligation of  Computershare,  enforceable  against  Computershare in accordance with its terms, except as enforcement may be limited by bankruptcy,  insolvency, moratorium  or  other  laws  affecting  the  enforcement  of  creditors'  rights generally.

     (c) This Section 8 shall survive the  termination  of this Agreement or the removal or resignation of Computershare hereunder.

9.   BILLING AND PAYMENT

     (a)  Computershare  shall bill the Company  monthly in arrears for the Fees incurred during the previous month. The Company shall pay Computershare the full amount  of each  such  invoice  within  thirty  (30)  days  from the date of the invoice.

     (b) In the event the Company  does not make  payment in full within  thirty
(30) days of the date of each  invoice,  the Company  shall pay interest of 1.0%
per month (12% per annum) on the outstanding balance of the Fees.

10.  CONFIDENTIALITY

     (a)  The  information  contained  in this  Agreement  is  confidential  and proprietary in nature.  Except as otherwise provided herein, each of the Company and  Computershare  agrees  that it will not divulge or make  accessible  to any third party (which shall not include any  Affiliate,  attorney or  accountant of the  Company or  Computershare)  any part of this  Agreement  without  the prior written consent of the other party.

     (b)  Under  this  Agreement,  each  party  shall  have  access  to  certain confidential  information  belonging to the other party, which information shall include all  nonpublic  information  pertaining  to the  disclosing  party,  its parent,  subsidiaries,  affiliates,  employees,  customers,  representatives and vendors  (including  without  limitation all information  furnished prior to the date of this Agreement) furnished by or on behalf of the disclosing party to the
receiving   party,   directly  or  indirectly,   by  any  means   ("Confidential
Information").

     (c) The parties  acknowledge that except as necessary for  Computershare to service the account or for either  party to perform  its  obligations  under the
Agreement:  (i) all Confidential  Information is confidential;  (ii) the parties will keep all  Confidential  Information  confidential and will not disclose the same;  (iii) the parties will use  Confidential  Information only as required by this  Agreement;  (iv) the parties  will not create a list or other  compilation containing any  Confidential  Information  for any purpose other than to perform under this Agreement;  (v) except as expressly  provided for herein, the parties will not provide,  directly or indirectly,  the Confidential  Information to any other party for any purpose.

     (d) In the event that either  party  receives a request or becomes  legally compelled to disclose any Confidential Information belonging to the other party, recipient  will  provide the other  party with prompt  notice of the request and shall disclose only that portion of the Confidential  Information that recipient is legally obligated to disclose.

     (e) The parties agree that all  Confidential  Information is proprietary to the disclosing party.  Except for (i) any information  initially provided by the
Company  to  Computershare  and (ii)  Personal  Data (as  defined  herein),  all information or materials,  including all microfiche,  electronic  mails, hard or soft documentation,  computer or data system information, financial information, customer or vendor information,  business  operations,  lists,  files,  records, source documents,  and other materials  provided by Computershare to the Company under this Agreement shall be the sole and exclusive property of Computershare.

     (f) The Company hereby  acknowledges that Computershare Trust Co., Inc., an
Affiliate of Computershare that is involved in the provision of certain Services hereunder,  is  subject  to  the  privacy  regulations  under  Title  V  of  the
Gramm-Leach-Bliley  Act, 15 U.S.C.  ss. 6801 et seq. (the "Act").  To the extent that a shareholder establishes a relationship with Computershare,  Computershare is required by the

Act  to  maintain  the  privacy  of  shareholder  nonpublic  personal  financial information ("Personal Data"). Computershare agrees that, except as necessary to fulfill its obligations hereunder or to service the account, Computershare shall keep all Personal Data confidential.  Furthermore,  Computershare is required to obtain an  undertaking  from the Company  regarding  its  protection  and use of
Personal Data received from Computershare.  Therefore,  the Company agrees that:
(i) Personal  Data  received  from  Computershare  will not be disclosed or used except  to the  extent  necessary  to  carry  out  its  obligations  under  this
Agreement;  (ii) the  Company  shall use such  security  measures  necessary  to protect Personal Data from intentional or accidental  unauthorized disclosure or use; and (iii) the Company shall  promptly  notify  Computershare  regarding any failure of such security measures or any security breach related to the Personal
Data.  If a  shareholder  is also a  "customer"  (as  defined in the Act) of the
Company,  or if the Company  otherwise is entitled by law to the Personal  Data, the  limitations  contained in this paragraph  shall not apply to the portion of
Personal Data to which the Company is so entitled.

     (g) This Section 10 shall survive the  termination of this Agreement or the removal or resignation of Computershare hereunder.

11.  ADDITIONAL PROVISIONS

     (a) Force Majeure.  Neither party shall be liable to the other,  or held in breach of this Agreement,  if prevented,  hindered, or delayed in performance or observance of any  provision  contained  herein by reason of act of God,  riots, acts of war, epidemics,  governmental action or judicial order, earthquakes,  or any other similar cause (including,  but not limited to, mechanical,  electronic or  communications  interruptions,  disruptions or failures).  Performance times under this  Agreement  shall be extended for a period of time  equivalent to the time lost because of any delay that is excusable under this Section.

     (b)  Severability.  If any  part of this  Agreement,  for  any  reason,  is declared  invalid,  it shall be deemed restated to reflect as nearly as possible in accordance  with applicable law the original  intentions of the parties.  The remainder of this  Agreement  shall  continue in effect as if the  Agreement had been entered into without the invalid portion.

     (c) Status of Parties. The relationship of the parties to each other in the execution  and  performance  of the  Agreement  shall  be  that  of  independent contractors.  Nothing in the  Agreement  or with respect to the  obligations  or services of  Computershare  in connection  with the Agreement  shall  constitute
Computershare a fiduciary of the Company or any other person.

     (d)  Counterparts.  This  Agreement  may  be  executed  in  any  number  of counterparts,  each of which when so executed and delivered  will be an original hereof,  and it will not be  necessary  in  making  proof of this  Agreement  to produce or account for more that one counterpart hereof.

     (e) Entire  Agreement.  This  Agreement  sets forth the full  understanding between the parties with respect to its subject  matter and integrates all prior agreements, discussions and understandings.

     (f) Notices. Any notice or document required or permitted to be given under this Agreement  shall be given in writing and shall be deemed  received (i) when personally  delivered to the relevant party at such party's address as set forth below, (ii) if sent by mail (which must be certified or registered mail, postage prepaid) or overnight  courier,  when received or rejected by the relevant party at such party's address  indicated  below,  or (iii) if sent by facsimile,  when confirmation of delivery is received by the sending party:

          If to the Company:        Tortoise North American Energy Corporation
                                    10801 Mastin Boulevard, Suite 222
                                    Overland Park, Kansas 66210
                                    Attn:  Brad Adams
                                    Fax:  913-981-1021

          If to Computershare:      Computershare Investor Services, LLC
                                    Two North LaSalle Street
                                    Chicago, Illinois 60602
                                    Attn:  Charlie Zade
                                    Fax:  312-762-1531

                                    with a copy to:

                                    Computershare Investor Services, LLC
                                    Two North LaSalle Street
                                    Chicago, Illinois 60602
                                    Attn:  Client Services Manager
                                    Fax:  312-601-4348

     (g)  Modification.  This  Agreement  may not be amended or  modified in any manner  except by a written  agreement  duly  authorized  and  executed  by both parties.  Any duly authorized  Officer may amend any certificate naming Officers authorized to execute and deliver certificates,  instructions,  notices or other instruments,  provided such  amendment is certified by the Company's  Secretary, and the Secretary may amend any certificate  listing the shares of capital stock of the Company for which Computershare performs services hereunder.

     (h)  Successors and Assigns.  This  Agreement  shall extend to and shall be binding upon the parties hereto and their respective successors and assigns.

     (i) Assignment.  Neither party may assign this Agreement  without the prior written  consent of the other party,  except that either party may,  without the consent of the other party,  assign the  Agreement to an Affiliate of that party or a  purchaser  of all or  substantially  all of that  party's  assets  used in connection with performing this Agreement.

     (j) Absence of Third-Party  Beneficiaries.  The provisions of the Agreement are intended to benefit only Computershare and the Company,  and no rights shall be granted to any other person by virtue of this Agreement.

     (k) Applicable Law and  Jurisdiction.  This Agreement  shall be governed by and  construed  in  accordance  with the laws of the State of Illinois  (without reference to choice of law  principles),  and the parties  hereby consent to the exclusive jurisdiction of courts in Illinois (whether state or federal) over all matters relating to this Agreement.

                            [SIGNATURES ON NEXT PAGE]

     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be duly executed as of the date first written above.

                                       TORTOISE NORTH AMERICAN ENERGY
                                       CORPORATION

                                       By:      /s/ Kenneth P. Malvey
                                           -------------------------------------

                                       Name:       Kenneth P. Malvey
                                             -----------------------------------

                                       Title:      Assistant Treasurer
                                              ----------------------------------

                                       COMPUTERSHARE INVESTOR SERVICES, LLC

                                       By:      /s/ Keith Bradley
                                           -------------------------------------

                                       Name:       Keith Bradley
                                             -----------------------------------

                                       Title:      Vice President
                                              ----------------------------------

                                       10

                                   SCHEDULE A

                                SCOPE OF SERVICES

     Pursuant to Section 2(a) of the Agreement,  Computershare agrees to provide the Services set forth below.  Any service not  specifically  set forth below is not within the scope of Services and shall be subject to additional fees.

TRANSFER PROCESSING AND ACCOUNT MAINTENANCE

     >>   Provide services of administrative team led by a Relationship  Manager based in the Chicago office;
     >>   Maintain records of: (i) Share ownership by the Company's shareholders of record; (ii) Share transactions, including all issuances of Shares, transfers,  and Share replacements  performed by Computershare;  (iii)
          restrictions on any Shares of which it has been informed; and (iv) all other matters relating to the Services;
     >>   Process transfer  requests by issuing  certificates or, if applicable, through the Direct Registration System;
     >>   Process legal and restricted stock transfers;
     >>   Place and remove stop transfers orders;
     >>   Replace lost,  stolen or destroyed  securities in accordance  with UCC guidelines and Computershare  policy (subject to shareholder-paid  fee and bond premium);
     >>   Process stock option exercises;
     >>   Process and post address changes;
     >>   Obtain W-9 and W8-BEN certifications;
     >>   Comply  with SEC  mandated  annual  lost  shareholder  search;  and >>
          Perform  OFAC  (Office of  Foreign  Asset  Control)  and  Patriot  Act
          reporting.

SHAREHOLDER SERVICES AND COMMUNICATIONS

     >>   Provide Company specific shareholder contact number;
     >>   Provide IVR 24/7 (subject to system maintenance);
     >>   Respond to shareholder inquiries (written, e-mail and web);
     >>   Record all shareholder calls;
     >>   Scan and image incoming correspondence from shareholders;
     >>   Provide  via the web,  shareholder  account  information,  transaction capabilities; and downloadable forms and FAQ's.

ANNUAL MEETING SERVICES

     >>   Provide certified shareholder list;
     >>   Address and mail proxy  materials to shareholders of record (billed as an out-of-pocket expense);
     >>   Provide affidavit of mailing;
     >>   Tabulate returned proxies;
     >>   Maintain ADP link to receive broker/bank vote transmissions;
     >>   Provide solicitor with access to tabulation results;
     >>   Provide copies of shareholder comments;
     >>   Re-mail conflicting vote proxies and improperly executed proxies;
     >>   Serve as Inspector of Election and provide on-site proxy voting;
     >>   Provide Final Vote certification; and

                                       11

     >>   Provide final voted proxy list.

PREMIUM ANNUAL MEETING SERVICES (SUBJECT TO ADDITIONAL FEES)

     >>   Provide for internet and telephone voting;
     >>   Electronic  delivery of proxy material via  Computershare  Shareholder
          Communications;
     >>   Provide financial printing of 10ks, proxy statements and other related documents;
     >>   Accept and load other related proxy files,  401K, ESPP and other stock issues not on our record keeping system;
     >>   Match loaded  related  proxy files to registered  shareholder  base to eliminate duplicate mailings;

DIVIDEND DISBURSEMENT

     >>   Make payment of cash dividends to the shareholders of record as of the record date by mailing a check, payable to the registered shareholder, to the  address  of record or  mailing  address.  Dividends  are to be funded by the day checks are placed in the mail;
     >>   Alternatively,  upon proper request by a registered  shareholder,  and provided  that funds are on hand at  Computershare  on or prior to the payment date, make payment to such  shareholder  through the Automated
          Clearing  House  (subject to additional  fees) in accordance  with the instructions provided by the shareholder; and
     >>   File  with the  proper  federal,  state  and  local  authorities  such appropriate  information returns as are required by law to be filed by the Company concerning the payment of dividends and distributions.

DIVIDEND REINVESTMENT PLAN SERVICES

     >>   Perform  services per the terms and  conditions  in the specific  plan document, attached hereto and made a part of, including:
     >>   Administer and maintain plan accounts;
     >>   Enroll new participants;
     >>   Process shareholder requests;
     >>   Distribute plan literature;
     >>   Reinvest dividends;
     >>   Provide  for  ACH  investments   (subject  to  additional   fees),  if
          applicable; and
     >>   Send detailed plan statements to participants after every transaction.

GENERIC CERTIFICATES

     >>   Design and produce Generic Stock Certificates. (Subject to the Company providing  required  information  pursuant  to section  3(d)(v) of the agreement.)

ESCHEATMENT SERVICES

     >>   Complete required due diligence prior to each filing;
     >>   Update  account  records with new addresses  and reunite  shareholders with their property;
     >>   Prepare  and  file  annual  abandoned/unclaimed  property  reports  in accordance with each state's abandoned property laws;
     >>   Maintain  records of each state  filing and update  shareholder  files accordingly; and
     >>   Assist shareholders in recovering property that has been escheated.

                                       12

ADDITIONAL ITEMS

     >>   Computershare  may perform  additional  services  upon  request for an additional fee. Such additional fees shall be based upon the nature of the work required (e.g., stock splits, secondary offerings, additional stock  class  offerings,  etc.);  programming  and staff  time will be billed at the then current rates.

                                       13

                                   SCHEDULE B

                                STATEMENT OF FEES

FEES

     Annual Management Fee:

     Monthly  administrative  fee for our services as transfer  agent will be US
     $875.00

     Dividend Disbursement / Reinvestment Fee:

     To  administer  the  calculation,  payment or  reinvestment  of the regular dividend an administrative fee of $1.00 per disbursement will be charged.

     Additional Transaction Based Fees:

     Generic Certificates
     • One time set-up fee              US $ 150.00
     • Per certificate issued           US $   0.75

OUT-OF-POCKET EXPENSES

     >>   Out-of-pocket  expenses  shall  include,  but  not be  limited  to the following:  (i) postage (paid in advance of mailing);  (ii)  overnight delivery  charges;  (iii)  Mail  house  costs -  printing,  insertion, freight and couriers; (iv) broker,  registrar, bank and stock exchange fees; (v) telephone line charges;  (vi) Proxy  tabulation and printing and  (vii)  supplies  (such as  envelopes,  checks,  proxy  materials, statements, etc.).

ADDITIONAL SERVICES

     >>   Separate fee  estimates for services  such as  escheatment,  corporate actions,  dividends,  reinvestment  and other services not included in this proposal will be provided upon request by and discussion with you prior to Computershare taking any action.

                                       14

                                    EXHIBIT I

                                   RESOLUTION
                                     OF THE
        BOARD OF DIRECTORS OF TORTOISE NORTH AMERICAN ENERGY CORPORATION

APPOINTMENT OF COMPUTERSHARE

     WHEREAS, it is deemed desirable and in the best interests of Tortoise North
American Energy  Corporation (the "Company") that the following actions be taken by the Board of Directors of the Company.

     NOW, THEREFORE BE IT:

     RESOLVED,  that Computershare  Investor Services,  LLC ("Computershare") is
hereby appointed Transfer,  Dividend  Disbursement and Plan Agent for the shares set forth below, to act in accordance with its general  practice and pursuant to the terms and conditions set forth in the Stock Transfer Agency Agreement, dated
September  29,2005,  between the Company and  Computershare  (the  "Agreement"), which  Agreement has been submitted to the Company,  approved by the Company and is incorporated herein by reference:

     Class of Stock and Par Value       Shares Covered by this Appointment

     Common                             100,000,000

     FURTHER RESOLVED, that Computershare shall be entitled to rely and act upon any  written  orders or  directions  regarding  the  issuance  and  delivery  of certificates  for the  above-described  shares  signed by any of the  following:
President,   Senior  Vice  President,  Vice  President,   Treasurer,   Assistant
Treasurer, Secretary, Assistant Secretary of this Company.

     FURTHER  RESOLVED,  that the  Company  shall  indemnify  and hold  harmless
Computershare  and  its  affiliates  from  and  against  all  demands,   claims,
liabilities,  losses, damages, settlements, awards, judgments, fines, penalties, costs or expenses (including,  without limitation,  reasonable  attorneys' fees)
they may incur  resulting  from their  reliance upon any of the  information  or representations  set  forth  on  the  attached  Corporate  Information  Schedule
(Exhibit II) provided pursuant to this Resolution of Appointment,  in accordance with the Agreement, the terms and conditions of which are hereby incorporated by reference and made a part hereof.

     FURTHER RESOLVED, that the Secretary or Assistant Secretary of this Company shall file with  Computershare a certified copy of these  resolutions  under the seal of this Company and shall  certify to  Computershare  from time to time the names of the officers of this Company  authorized by these  resolutions  to act, together with the specimen signatures of such officers;  and Computershare shall be  entitled  to presume  that the persons so  certified  as officers  continue, respectively, to act as such and that each of the foregoing resolutions continue in force until  otherwise  notified in writing by the Secretary or other officer of this Company.

GENERAL AUTHORITY

     FURTHER  RESOLVED,  that the  officers  of the  Company be, and hereby are, authorized,  empowered  and  directed,  in the  name of the  Company  and on its behalf, to execute such further papers or documents or take such further actions as each of them may deem  necessary,  appropriate  or desirable to carry out the intent of any and all of the foregoing resolutions; and

                                       15

     FURTHER RESOLVED, that any and all actions heretofore or hereafter taken by any such  officer  within  the terms of the  foregoing  resolutions  hereby  are ratified, confirmed and approved as the act and deed of the Company.

                                      * * *

     I, the  undersigned  Secretary of the Company,  do hereby  certify that the foregoing is a true copy of the resolutions adopted by the Board of Directors of the Company at a meeting of the Board of Directors  duly called,  convened,  and held on January 19th,  2005,  at which a quorum was present and voted,  and that said resolutions remain in full force and effect;

     By:      /s/ Zachary A. Hamel
        -----------------------------------------

     Name:    Zachary A. Hamel

(Corporate Seal)

                                       16

                                   EXHIBIT II

                         CORPORATE INFORMATION SCHEDULE

Tortoise North American Energy Corporation (the "Company") hereby represents and warrants that the authorized and issued stock of the Company is as follows:

                                                         (1)                    (2)                     (3)
----------------------- ------------------------ ----------------------- ---------------------- ----------------------
  Class of Stock and     Shares Authorized by       Total Shares Now       Shares Issued and      Reserved Shares*
      Par Value             the Articles or        Authorized by the         Outstanding,
                            Certificate of         Board of Directors     Including Treasury
                             Incorporation                                      Shares
----------------------- ------------------------ ----------------------- ---------------------- ----------------------
Common                  100,000,000              100,000,000                       -                      -
----------------------- ------------------------ ----------------------- ---------------------- ----------------------
                  Note:  The sum of columns 2 and 3 should equal the number in Column 1.

                                    *If  shares  have  been  reserved,  identify purpose(s):
------------------------------------------------------------ ---------------------------------------------------------
                  Purpose of Reservation:                                  Number of Shares in Reserve
                                                                             (as of Effective Date):
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------

The issued shares above are  represented  by the  following  number of shares of issued old or reclassified stock (if none, so indicate): NONE

The Employer Identification Number of the Company is:  20-2195432.
                                                       -----------

The following  persons are duly elected and  qualified  officers of the Company, presently holding the offices indicated, and their signatures as shown below are genuine:

         Title                          Name                    Signature
CEO and President                       David J. Schulte
---------------------------     --------------------------      --------------------------
CFO and Treasurer                       Terry Matlack           /s/ Terry Matlack
---------------------------     --------------------------      --------------------------
Secretary                               Zachary A. Hamel        /s/ Zachary A. Hamel
---------------------------     --------------------------      --------------------
Assistant Treasurer                     Kenneth P. Malvey       /s/ Kenneth P. Malvey
---------------------------     --------------------------      --------------------------

The name and address of legal counsel for the Company is:
Blackwell Sanders Peper Martin LLP
------------------------------------------------------------------------------------------

                                       17

                                      * * *

     I, the  undersigned  Secretary  of the  Company,  hereby  certify  that the
Company  is,  and at the time of  issuance  of all of its stock  has been,  duly incorporated and in good standing in the state of Maryland,  and that all shares of stock listed above, including but not limited to all issued, outstanding, and reserved shares,  have been properly and legally issued and properly  registered in accordance with appropriate state, federal and any applicable non-U.S. laws.

     Witness my hand and seal of the Company this 29th day of September, 2005.

                                       /s/ Zachary A. Hamel
                                       -----------------------------------------
                                       Secretary
     Corporate Seal

                                       18